UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2018 (June 15, 2018)

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 8.01	Other Events

On June 15, 2018, Chemung Financial Corporation’s (the “Corporation”) wholly owned subsidiary, Chemung Canal Trust Company (the “Bank”), through mediation, reached a resolution by way of a settlement agreement in the matter of Fane v. Chemung Canal Trust Company (the “Action”). The parties have agreed to release each other from any and all liabilities, claims, counterclaims, demands, charges, complaints and causes of action, to dismiss the Action with prejudice, and the Bank has agreed to pay Fane $3.3 million in connection with the settlement of the Action. As of March 31, 2018, the Corporation had a legal reserve of $2.3 million for the Action and therefore will recognize an additional $1.0 million of legal expense during the second quarter of 2018.

For further discussion of the Fane v. Chemung Canal Trust Company matter, please refer to Note 8 of the Corporation’s March 31, 2018 Form 10-Q filed on May 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

June 15, 2018	By: /s/ Karl F. Krebs

Karl F. Krebs
Chief Financial Officer and Treasurer